UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 15, 2007


                           LASALLE BRANDS CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

        000-21753                                          88-0263701
(Commission File Number)                    (IRS Employer Identification Number)

                            Scott Campbell, President
             7702 E Doubletree Ranch Suite 300, Scottsdale, AZ 85258
                    (Address of principal executive offices)

                                 (480) 905-5550
              (Registrant's telephone number, including area code)
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ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS

On July 18, 2007, the Board of Directors of LaSalle Brands Corporation approved a purchase agreement with LaSalle Brands, Inc. The Purchase Agreement was consummated on August 10, 2007. The property to be acquired pursuant to the Purchase Agreement is a 100% interest in LaSalle Brands, Inc, a New York Corporation, and its subsidiaries.

Pursuant to the terms of the Purchase Agreement, LaSalle Brands Corporation delivered upon signing Eleven Million Seven Hundred Fifty Thousand shares (11,750,000) of restricted common stock and Two Million Five Hundred Thousand dollars ($2,500,000) of $10.00 per share Convertible Preferred Shares (each share is convertible into two (2) common shares). LaSalle Brands Corporation will deliver upon closing $3,500,000.00 in cash and the issuance of $10.00 Convertible Preferred Stock for the balance up to $4,000,000. The closing is to occur within 90 days of the signing of the Purchase Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 10.1: Purchase Agreement between LaSalle Brands Corporation and
                  LaSalle Brands, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: August 15, 2007

                                       LaSalle Brands Corporation

                                       By: /s/ Scott Campbell
                                          -------------------------------
                                          Scott Campbell, President